Exhibit 99.2

Leadtec Systems Australia Pty Ltd

ABN 52 007 455 601

Financial Statements

30 June 2014

Leadtec Systems Australia Pty Ltd

Financial Statements

For the year ended 30 June 2014

Leadtec Systems Australia Pty Ltd

Consolidated statement of financial position

For the year ended 30 June 2014

In thousands of Australian dollars	Note	30 June	30 June	1 July
		2014	2013	2012
Assets
Cash and cash equivalents	11	529	348	326
Trade and other receivables	10	754	797	728
Related party receivables	23(c)	3,040	2,165	1,368
Inventories		41	44	39
Prepayments		103	100	105

Total current assets		4,467	3,454	2,566

Property, plant and equipment	12	216	163	170
Intangible assets	13	2,113	2,103	2,007
Deferred tax assets		—	—	19

Total non-current assets		2,329	2,266	2,196

Total assets		6,796	5,720	4,762

Liabilities
Trade and other payables	17	299	359	490
Loans and borrowings	16	—	50	250
Employee benefits	18	399	400	351
Deferred revenue		591	574	589
Finance lease liability		75	52	46

Total current liabilities		1,364	1,435	1,726

Employee benefits	18	75	62	69
Loans and borrowings	16	—	263	25
Finance lease liability		78	38	29
Deferred Tax Liability		17	17	—

Total non-current liabilities		170	380	123

Total liabilities		1,534	1,815	1,849

Net assets		5,262	3,905	2,913

Equity
Share capital		1	1	1
Retained earnings		5,261	3,904	2,912

Total equity		5,262	3,905	2,913

The above statement should be read in conjunction with the notes on pages 7 to 24 of these consolidated financial statements.

Leadtec Systems Australia Pty Ltd

Consolidated statement of profit or loss and other comprehensive income

For the year ended 30 June

In thousands of Australian dollars	Note	2014	2013
Continuing operations
Revenue	6	6,655	6,425
Cost of sales		(411)	(355)

Gross profit		6,244	6,070

Other income		3	49
Depreciation and amortisation		(1,294)	(1,215)
Employee benefits expense	8	(2,464)	(2,577)
Rental and building costs		(489)	(465)
Professional fees and consultants		(126)	(100)
Office expenses		(119)	(127)
Insurance costs		(46)	(45)
Other expenses		(122)	(153)

Operating profit		1,587	1,437

Finance income	7	7	8
Finance costs	7	(54)	(68)

Net finance costs		(47)	(60)

Profit before tax		1,540	1,377
Income tax expense	9	(183)	(185)

Profit for the year		1,357	1,192
Other comprehensive income		—	—
Total comprehensive income		1,357	1,192

The above statement should be read in conjunction with the notes on pages 7 to 24 of these consolidated financial statements.

Leadtec Systems Australia Pty Ltd

Consolidated statement of statement of changes in equity

		Attributable to owners of the Company
In thousands of Australian dollars	Note	Share capital	Retained earnings	Total equity
Balance at 30 June 2013		1	3,904	3,905
Total comprehensive income
Profit for the year		—	1,357	1,357
Other comprehensive income		—	—	—

Total comprehensive income		—	1,357	1,357

Transactions with owners of the Company
Dividends	14(b)	—	—	—
Balance at 30 June 2014		1	5,261	5,262

		Attributable to owners of the Company
In thousands of Australian dollars	Note	Share capital	Retained earnings	Total equity
Balance at 1 July 2012		1	2,912	2,913
Total comprehensive income for the period
Profit for the year		—	1,192	1,192
Total other comprehensive income		—	—	—

Total comprehensive income		—	1,192	1,192

Balance at 30 June 2013		1	4,104	4,105

Transactions with owners of the Company
Dividends	14(b)	—	(200)	(200)

Total		—	(200)	(200)

Balance at 30 June 2013		1	3,904	3,905

The above statement should be read in conjunction with the notes on pages 7 to 24 of these consolidated financial statements.

Leadtec Systems Australia Pty Ltd

Consolidated statement of statement of cash flows

For the year ended 30 June

In thousands of Australian dollars	Note	2014	2013
Cash flows from operating activities
Cash receipts from customers		7,367	7,045
Cash paid to suppliers and employees		(4,677)	(4,652)

Cash generated from operating activities		2,690	2,393
Interest and other costs of finance paid		(44)	(53)
Interest Income		7	8

Net cash from operating activities		2,653	2,348

Cash flows from investing activities
Capitalised development costs		(1,225)	(1,207)
Acquisition of property, plant and equipment		(1)	(5)

Net cash used in investing activities		(1,226)	(1,212)

Cash flows from financing activities
Proceeds from related party repayments		32	64
Loans given to related parties		(875)	(946)
Repayment/proceeds of external borrowings		(313)	38
Repayment of finance leases		(90)	(70)
Dividends paid		—	(200)

Net cash (used in) financing activities		(1,246)	(1,114)

Net increase in cash and cash equivalents		181	22
Cash and cash equivalents at 1 July	11	348	326

Cash and cash equivalents at 30 June	11	529	348

Non-cash financing transactions: During the year the group acquired assets under finance lease arrangements of $145 thousand (2013: $ 76 thousand), refer to note 12.

The above statement should be read in conjunction with the notes on pages 7 to 24 of these consolidated financial statements.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

1.	Reporting entity

Leadtec Systems Australia Pty Ltd (the “Company”) is a company domiciled in Australia.

The Company’s registered office is at Level 1, 5 Lakeside Drive, Burwood East, VIC 3151. The consolidated financial statements comprise the Company and its subsidiaries (collectively the “Group” and individually “Group companies”).

The Group is a for-profit entity and primarily is involved in providing messaging, catalogue synchronisation, scan packing/logistics and retail inventory/sales data services for trading partnerships in the grocery, retail, automotive and healthcare industries.

2.	Basis of accounting

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB).

The Group did not prepare financial statements for previous periods. These are the Group’s first consolidated financial statements prepared in accordance with IFRSs and IFRS 1 First-time Adoption of International Financial Reporting Standards has been applied. The accounting policies set out below have been applied in preparing the financial statements for the year ended 30 June 2014, the comparative information presented in these financial statements for the year ended 30 June 2013 and in the preparation of an opening IFRS statement of financial position at 1 July 2012 (the Group’s date of transition).

The consolidated financial statements were authorised for issue by the Board of Directors on 4 September 2014.

3.	Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis unless otherwise stated in note 25.

4.	Functional and presentation currency

These consolidated financial statements are presented in Australian dollars, which is the Company’s functional currency. All financial information presented in Australian dollars has been rounded to the nearest thousand unless otherwise stated.

5.	Use of judgements and estimates

In preparing these consolidated financial statements, management has made judgements, estimates and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised prospectively.

6.	Revenue

	2014	2013
In thousands of Australian dollars
Sale of goods	251	219
Rendering of services	6,404	6,206

	6,655	6,425

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

7.	Net finance costs

In thousands of Australian dollars	2014	2013
Interest income	7	8

Finance Income	7	8

Interest on loan	17	12
Lease expenses	9	8
Bank charges	28	48

Finance Costs	54	68

8.	Employee benefit expenses

In thousands of Australian dollars	2014	2013
Wages and salaries	1,973	1,972
Superannuation expenses	290	284
Employment related taxes	144	145
Long service leave expenses	20	61
Other	37	115

	2,464	2,577

9.	Income taxes

In thousands of Australian dollars	2014	2013
Current year tax expense	183	149
Deferred tax expense	—	36

Tax expense	183	185

Reconciliation of effective tax rate

In thousands of Australian dollars	2014	2013
Profit before tax	1,540	1,377
Tax using the Company’s domestic tax rate (30%)	462	413
Non-deductible expenses	363	378
Tax credits for development costs	(642)	(642)
Change in temporary differences	—	36

	183	185

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

10.	Trade and other receivables

In thousands of Australian dollars	Note	2014	2013
Trade receivables		711	759
Accrued Income		39	35
Other		4	3

		754	797

Information about the Group’s exposure to credit and market risks, and impairment losses for trade receivables, is disclosed in the notes below.

11.	Cash and cash equivalents

In thousands of Australian dollars	2014	2013
Bank balances	529	348

Cash and cash equivalents in the statement of financial position	529	348

Cash and cash equivalents in the statement of cash flows	529	348

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

12.	Property, plant and equipment

(a)	Reconciliation of carrying amount

In thousands of Australian dollars	Building Improvements	Office Equipment	Furniture and Fittings	Computer Equipment	Total
Cost
Balance at 1 July 2012	26	87	41	750	904
Additions	—	—	1	76	77
Disposals	—	(41)	—	(499)	(540)
Balance at 30 June 2013	26	46	42	327	441
Balance at 1 July 2013	26	46	42	327	441
Additions	—	—	—	150	150
Disposals	—	—	—	(74)	(74)
Balance at 30 June 2014	26	46	42	403	517

In thousands of Australian dollars	Building Improvements	Office Equipment	Furniture and Fittings	Computer Equipment	Total
Accumulated depreciation and impairment losses
Balance at 1 July 2012	3	63	22	646	734
Depreciation	1	6	4	73	84
Write back due to disposal	—	(41)	—	(499)	(540)
Balance at 30 June 2013	4	28	26	220	278
Balance at 1 July 2013	4	28	26	220	278
Depreciation	1	2	3	91	97
Write back due to disposal	—	—	—	(74)	(74)
Balance at 30 June 2014	5	30	29	237	301
Carrying Amounts
at 1 July 2012	23	24	19	104	170
at 30 June 2013	22	18	16	107	163
at 30 June 2014	21	16	13	166	216

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

12.	Property, plant and equipment (continued)

(b)	Leased plant and machinery

The Group leases computer equipment under a number of finance leases. The leased equipment secures lease obligations. At 30 June 2014, the net carrying amount of leased equipment was $157 thousand (2013: $90 thousand).

(c)	Security

At 30 June 2014 all assets of the Group formed security for the bank loan.

13.	Intangible assets and goodwill

(a)	Reconciliation of carrying amount

In thousands of Australian dollars	Software costs	Goodwill	Total
Cost
Balance at 1 July 2012	1,108	899	2,007
Additions - internally developed	1,225	—	1,225

Balance at 30 June 2013	2,333	899	3,232

Balance at 1 July 2013	2,333	899	3,232
Additions - internally developed	1,207	—	1,207

Balance at 30 June 2014	3,540	899	4,439

In thousands of Australian dollars	Software costs	Goodwill	Total
Accumulated amortisation and impairment losses
Balance at 1 July 2012	—	—	—
Amortisation	1,129	—	1,129

Balance at 30 June 2013	1,129	—	1,129

Balance at 1 July 2013	1,129	—	1,129
Amortisation	1,197	—	1,197

Balance at 30 June 2014	2,326	—	2,326

Carrying Amounts
at 1 July 2012	1,108	899	2,007
at 30 June 2013	1,204	899	2,103

at 30 June 2014	1,214	899	2,113

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

13.	Intangible assets and goodwill (continued)

(b)	Impairment test

For the purpose of impairment testing, goodwill is allocated to the Group’s CGUs (operating divisions) as follows.

In thousands of Australian dollars	2014	2013
Advanced Barcode Solutions (ABS)	899	899

	899	899

The recoverable amount of the ABS CGU was based on its value in use, determined by discounting the future cash flows to be generated from the continuing use of the CGU. The carrying amount of the CGU was determined to be lower than its recoverable amount.

Key assumptions used in the calculation of value in use were as follows.

In percent	2014	2013
Discount rate	12.50	12.50
Terminal value growth rate	0.0	0.0
Budgeted revenue growth rate	0.0	0.0

The discount rate was a pre-tax measure based on the rate of bonds issued by the government and adjusted for a risk premium specific to the CGU. Five years of cash flows were included in the discounted cash flow model.

Budgeted EBITDA was based on expectations of future outcomes taking into account past experience.

Management has identified that a reasonably possible change in two key assumptions could cause the carrying amount to exceed the recoverable amount. The following table shows the amount by which these two assumptions would need to change individually for the estimated recoverable amount to be equal to the carrying amount.

Change required for carrying amount to equal the recoverable amount

In percent	2014	2013
Increase in discount rate	12.00	12.00
Decrease in budgeted revenue	(28.00)	(28.00)

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

14.	Capital and reserves

(a)	Share capital

Number of ordinary shares	2014	2013
In issue at 1 July	1	1

In issue at 30 June	1	1

The Company does not have authorised capital or par value in respect of its issued share. The issued share is fully paid. The holder of this share is entitled to receive dividends as declared from time to time.

(b)	Dividends

The following dividends were declared and paid by the Company for the year.

In thousands of Australian dollars	2014	2013
Dividends to ordinary shares	—	200

After the reporting date no dividends were declared by the board of directors.

15.	Capital management

The Group’s policy is to ensure that sufficient capital is available to fund strategic projects approved by the board. Excess cash balances are transferred to the parent company.

16.	Loans and borrowings

In thousands of Australian dollars	2014	2013
Current liabilities	—	50

Secured bank loans	—	50

Non-current liabilities	—	263

Secured bank loans	—	263

Secured bank loans include include a draw-down facility and is secured by all the Group’s assets. The interest rate on the loan is 5.95% at year end.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

17.	Trade and other payables

In thousands of Australian dollars	Note		2014	2013
Trade payables
Trade payables due to related parties	23	(c)	—	32
Trade payables due to external parties			75	55

			75	87

Other payables
Lease related payable			11	78
Employee expenses payable			81	82
General sales taxes payable			50	55
Accrued expenses			82	57

			224	272

Total Current Payables			299	359

Information about the Group’s exposure to liquidity risk is included in the notes below.

18.	Employee benefits provision

In thousands of Australian dollars	2014	2013
Current employee benefits
Provision for annual leave	165	173
Provision for long service leave	234	227

	399	400

Non-current employee benefits
Provision for long service leave	75	62

	75	62

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

19.	Financial instruments – Fair values and risk management

The carrying amount of all financial assets and financial liabilities is a reasonable approximation of their fair value given the nature of these items.

Set out below is the designation by category of the carrying amounts of the Group’s financial instruments

30 June 2014	Loans and Receivables	Financial liabilities at amortised cost	Total carrying value
In thousands of Australian dollars
Assets
Trade and other receivables	3,794	—	3,794
Cash and cash equivalents	529	—	529

Total financial assets	4,323	—	4,323

Liabilities
Trade and other payables	—	299	299
Employee provisions	—	474	474
Finance lease liability	—	153	153

Total financial liabilities	—	926	926

30 June 2013	Loans and Receivables	Financial liabilities at amortised cost	Total carrying value
In thousands of Australian dollars
Assets
Trade and other receivables	2,962	—	2,962
Cash and cash equivalents	348	—	348

Total financial assets	3,310	—	3,310

Liabilities
Trade and other payables	—	359	359
Employee provisions	—	462	462
Finance lease liability	—	90	90
Loans and borrowings	—	313	313

Total financial liabilities	—	1,224	1,224

Financial risk management

The Group has exposure to the following risks arising from financial instruments:

•	credit risk (see (ii))

•	liquidity risk (see (iii))

•	market risk (see (iv))

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

19.	Financial instruments – Fair values and risk management (continued)

(i)	Risk Management framework

The Company’s board of directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. The board of directors requires the management of the Company to prepare an annual review of the risks that they and the board believe are relevant to the Company. The board reviews the risks annually and agrees actions with the management to mitigate the risks based on their importance.

(ii)	Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s receivables from customers and bank balances.

The carrying amount of financial assets represents the maximum credit exposure.

Trade	and other receivables

There is no concentration of large individual trade creditors. Management review overdue receivables on a monthly basis and the board reviews overdue receivables on a quarterly basis.

Less than 0.01% of revenue has been impaired due to bad debts in the last financial year.

Where customers fall behind in their payments, the Company suspends their services.

The Group establishes an allowance for impairment that represents its estimate of incurred losses in respect of trade and other receivables.

At 30 June 2014, the Group’s most significant customer, a Victorian wholesaler, accounted for $47 thousand of the trade and other receivables carrying amount (2013: $23 thousand).

Impairment

At 30 June 2014, the aging of the trade and other receivables that were not impaired was as follows.

In thousands of Australian dollars	2014	2013
Neither past due nor impaired	524	589
Past due 1 - 30 days	187	170

	711	759

Management believes that the unimpaired amounts that are past due by more than 30 days are still collectible in full.

Cash and cash equivalents

The Group held cash and cash equivalents of $529 thousand at 30 June 2014 (2013: $348 thousand). The cash and cash equivalents are held with bank and financial institution counterparties, which are rated A, based on rating agency Standard & Poor’s Stand Alone Credit Profile ratings.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

19.	Financial instruments – Fair values and risk management (continued)

(iii)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

In addition, the Group maintains the following line of credit:

•	$0.5 million that is secured and can be drawn down to meet short-term financing needs. Interest would be payable at a rate of BBSW plus 315 basis points (2013: BBSW plus 319 basis points).

Exposure to liquidity risk

The following are the remaining contractual maturities of financial liabilities at the reporting date. The amounts are gross and undiscounted, and include estimated interest payments.

30 June 2014

In thousands of Australian dollars	Carrying Amount	Total	Less than 1 year	1-5 yrs
Finance lease liabilities	153	185	87	98
Trade payables	299	299	299	—

	452	484	386	98

30 June 2013

In thousands of Australian dollars	Carrying Amount	Total	Less than 1 year	1-5 yrs
Finance lease liabilities	90	125	48	78
Trade payables	359	359	359	—
Secured bank loans	313	313	50	263

	762	797	457	341

(iv)	Market risk

Market risk is the risk that changes in market prices – such as foreign exchange rates and interest rates – will affect the Group’s income or the value of its holdings of financial instruments.

The Group is not materially exposed to market or foreign exchange risk. Changes in interest rates would not materially affect profit for the year.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

20.	List of subsidiaries

Set out below is a list of material subsidiaries of the Group.

	Ownership interest
Name	Principal place of business	2014	2013
Advanced Barcode Solutions Pty Ltd	Australia	100%	100%

21.	Operating leases

(a)	Leases as lessee

The Group leases office under an operating lease. The lease is for a period of 5 years, with an option to renew the lease after that date.

(i)	Future minimum lease payments

At 30 June, the future minimum lease payments under non-cancellable leases were payable as follows.

In thousands of Australian dollars	2014	2013
Less than one year	61	362
Between one and five years	—	61

	61	423

(ii)	Amounts recognised in profit or loss

In thousands of Australian dollars	2014	2013
Lease expense	299	291

	299	291

22.	Contingencies and commitments

As at year end there are no outstanding commitments for capital expenditure and no other contingent liabilities.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

23.	Related parties

(a)	Parent and ultimate controlling party

The ultimate controlling party of the Group is Leading Technology Group Pty Ltd.

(b)	Transactions with key management personnel

The key management personnel compensation comprised the following:

In thousands of Australian dollars	2014	2013
Short-term employee benefits	934	1,016

	934	1,016

Compensation of the Group’s key management personnel includes salaries, non-cash benefits and contributions to a post-employment defined contribution plan (see Note 8).

(c)	Other related party transactions

The Company transacted with related parties in the Leading Technology Group. These transactions which are included in the table below related to staff payroll and were charged at cost.

The aggregate value of transactions with the Parent company and its subsidiaries were as follows.

	Amounts paid (received) for the year ended		Balance outstanding as at 30 June
In thousands of Australian dollars	2014	2013	2014	2013
Staff payroll costs
ElisaKit.com Pty Ltd (fellow subsidiary)	16	(26)	39	35
Life Research Pty Ltd (fellow subsidiary)	19	38	196	191
Loans to/from related parties
Leading Technology Group Pty Ltd (loan to Parent Company)			2,805	1,939
S & J Needham Pty Ltd (loan from director)			—	(32)

			3,040	2,133

Related party receivables are non-interest bearing and are payable on call. None of the balances are secured and no expense has been recognised in the current year or prior year for bad or doubtful debts in respect of amounts owed by related parties.

24.	Subsequent events

On 14 July 2014 the Company entered into a Letter of Intent to sell the business to an unrelated third party.

Other than the above, no matters have arisen subsequent to the balance date that have significantly affected or may significantly affect in future years the results of the Group’s operations or state of affairs.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

25.	Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements and in preparing the opening IFRS statement of financial position at 1 July 2012 for the purposes of the transition to IFRSs, unless otherwise indicated.

The accounting policies have been applied consistently by Group entities.

(a)	Basis of consolidation

(i)	Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

(ii) Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated.

(b)	Revenue

(i)	Sale of goods

Revenue is recognised when the significant risks and rewards of ownership have been transferred to the customer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods, and the amount of revenue can be measured reliably. Revenue is measured net of returns, trade discounts and volume rebates.

(ii)	Rendering of services

Service revenue comprises the recurring monthly fee from customers who subscribe to the Group’s software services. Revenue is recognised as the services are provided to the customer. Revenue that is unbilled at year end is recognised as accrued income within trade and other receivables.

Service revenue billed but not earned at the reporting date is recognised in the statement of financial position as deferred revenue.

(c)	Finance income and finance costs

The Group’s finance income and finance costs include:

•	interest income;

•	interest expense.

Interest income or expense is recognised using the effective interest method.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

25.	Significant accounting policies (continued)

(d)	Employee benefits

(i)	Short-term employee benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognised for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

(ii)	Defined contribution plans

Obligations for contributions to defined contribution plans are expensed as the related service is provided. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in future payments is available.

(e)	Income tax

(i)	Current tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to tax payable or receivable in respect of previous years. It is measured using tax rates enacted or substantively enacted at the reporting date.

(ii)	Deferred tax

Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset only if certain criteria are met.

(iii)	Tax consolidation

The Company and its wholly owned entities are part of a tax consolidated group with Company’s parent and are therefore taxed as a single entity. Leading Technology Group Pty Ltd is the head entity in the tax-consolidation group.

The current and deferred tax amounts for the tax-consolidated group are recognised in separate financial statements of members of the tax consolidated group using a group allocation approach whereby each entity in the tax-consolidated group measures its current and deferred taxes as if it continued to be a separately taxable entity in its own right. Intercompany transactions are not eliminated.

(f)	Inventories

Inventories are measured at the lower of cost and net realisable value and comprise bar-coding equipment and labels. The cost of inventories is based on the first-in, first-out principle.

(g)	Property, plant and equipment

(i)	Recognition and measurement

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Any gain or loss on disposal of an item of property, plant and equipment is recognised in profit or loss. Subsequent expenditure is capitalised only when it is probable that the future economic benefits associated with the expenditure will flow to the Group.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

25.	Significant accounting policies (continued)

(g)	Property, plant and equipment (continued)

(ii)	Depreciation

Depreciation is calculated to write off the cost of property, plant and equipment less their estimated residual values using the straight-line basis over their estimated useful lives, and is generally recognised in profit or loss. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term.

The estimated useful lives of property, plant and equipment are as follows:

•	office and computer equipment 3 - 5 years

•	building improvements, furniture and fittings 5 - 10 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(h)	Intangible assets and goodwill

(i)	Goodwill

Goodwill arising on the acquisition of subsidiaries is measured at cost less accumulated impairment losses.

(ii)	Software development costs

Expenditure on research activities is recognised in profit or loss as incurred.

Development expenditure is capitalised only if expenditure can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable and the Group intends to and has sufficient resources to complete development and to use or sell the asset. Otherwise it is recognised in profit or loss as incurred. Subsequent to initial recognition, development expenditure is measured at cost less accumulated amortisation and any accumulated impairment losses.

(iii)	Subsequent expenditure

Subsequent expenditure is capitalised only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognised in profit or loss as incurred.

(iv)	Amortisation

Amortisation is calculated to write off the cost of intangible assets less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognised in profit or loss. Goodwill is not amortised.

The estimated useful lives are as follows:

•	capitalised development costs 3 years

Amortisation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(i)	Financial instruments

The Group classifies non-derivative financial assets into the loans and receivables category. The Group classifies non-derivative financial liabilities into the other financial liabilities category.

(i)	Non-derivative financial assets and financial liabilities – recognition and derecognition

The Group initially recognises loans and receivables on the date when they are originated. All other financial assets and financial liabilities are initially recognised on the trade date.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

25.	Significant accounting policies (continued)

(i)	Financial instruments (continued)

The Group derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred, or it neither transfers nor retains substantially all of the risks and rewards of ownership and does not retain control over the transferred asset.

The Group derecognises a financial liability when its contractual obligations are discharged or cancelled, or expire.

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legal right to offset the amounts and intends either to settle them on a net basis or to realise the asset and settle the liability simultaneously.

(ii)	Non-derivative financial assets – measurement

Loans and receivables

These assets are initially recognised at fair value plus any directly attributable transaction costs. Subsequent to initial recognition, they are measured at amortised cost using the effective interest method.

(iii)	Non-derivative financial liabilities – measurement

Non-derivative financial liabilities are initially recognised at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these liabilities are measured at amortised cost using the effective interest method.

(iv)	Share capital

Ordinary shares

Incremental costs directly attributable to the issue of ordinary shares, net of any tax effects, are recognised as a deduction from equity.

(j)	Impairment

(i)	Non-derivative financial assets

Financial assets are assessed at each reporting date to determine whether there is objective evidence of impairment. Objective evidence that financial assets are impaired includes:

•	default or delinquency by a debtor;

•	indications that a debtor or issuer will enter bankruptcy.

Financial assets measured at amortised cost

An impairment loss is calculated as the difference between an asset’s carrying amount and the present value of the estimated future cash flows discounted at the asset’s original effective interest rate. Losses are recognised in profit or loss and reflected in an allowance account. When the Group considers that there are no realistic prospects of recovery of the asset, the relevant amounts are written off. If the amount of impairment loss subsequently decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, then the previously recognised impairment loss is reversed through profit or loss.

Leadtec Systems Australia Pty Ltd

Notes to the consolidated financial statements

For the year ended 30 June

25.	Significant accounting policies (continued)

(j)	Impairment (continued)

(ii)	Non-financial assets

At each reporting date, the Group reviews the carrying amounts of its non-financial assets (other than inventories) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognised if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognised in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(k)	Leases

(i)	Leased assets

Assets held by the Group under leases that transfer to the Group substantially all the risks and rewards of ownership are classified as finance leases. The leased asset is measured initially at an amount equal to the lower of their fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the assets are accounted for in accordance with the accounting policy applicable to that asset.

Assets held under other leases are classified as operating leases and are not recognised in the Group’s statement of financial position.

(ii)	Lease payments

Payments made under operating leases are recognised in profit or loss on a straight-line basis over the term of the lease. Lease incentives received are recognised as an integral part of the total lease expense, over the term of the lease.

Minimum lease payments made under finance leases are apportioned between the finance expense and the reduction of the outstanding liability. The finance expense is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

26.	New standards and interpretations not yet adopted

A number of new standards, amendments to standards and interpretations are effective for annual periods beginning after 1 July 2014, and have not been applied in preparing these consolidated financial statements. None of these is expected to have an effect on the consolidated financial statements of the Group, except for IFRS 9 Financial Instruments, which becomes mandatory for the Group’s 2019 consolidated financial statements and is expected to impact the classification and measurement of financial assets. The extent of the impact has not been determined.

Leadtec Systems Australia Pty Ltd

Directors’ declaration

In the opinion of the directors of Leadtec Systems Australia Pty Ltd (‘the Company’):

(a)	the consolidated financial statements and notes that are set out on pages 1 to 24:

(i)	presents fairly the Group’s financial position as at 30 June 2014 and of its performance, for the financial year ended on that date; and

(ii)	comply with International Financial Reporting Standards; and

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the directors:

Dated at Melbourne this 4th day of September 2014.

/s/ Scott Needham
Scott Needham
Director

Independent Auditors’ Report

The Board of Directors

Leadtec Systems Australia Pty Ltd

We have audited the accompanying consolidated financial statements of Leadtec Systems Australia Pty Ltd and its subsidiary, which comprise the statements of financial position as of June 30, 2014 and 2013 and July 1, 2012 and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years ended June 30, 2014 and 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Leadtec Systems Australia Pty Ltd and its subsidiaries as of June 30, 2014 and 2013 and July 1, 2012, and the results of their operations and their cash flows for the years ended June 30, 2014 and 2013 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG

Melbourne, Australia

4 September 2014